EXHIBIT 1


                        MORGAN STANLEY ABS CAPITAL I INC.











                MORGAN STANLEY ABS CAPITAL I INC. TRUST 2007-HE7
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 Series 2007-HE7








                             UNDERWRITING AGREEMENT

                                                              New York, New York
                                                              September 27, 2007

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036


Ladies and Gentlemen:

            Morgan Stanley ABS Capital I Inc., a Delaware corporation (the "Company"), proposes to sell to you, Morgan Stanley & Co. Incorporated (the "Underwriter") Morgan Stanley ABS Capital I Inc. Trust 2007-HE7 Mortgage Pass-Through Certificates, Series 2007-HE7 in the original principal amount and with the designation described on Schedule A attached hereto (the "Offered Certificates"). The Offered Certificates will be issued pursuant to a pooling and servicing agreement dated as of September 1, 2007 (the "Pooling and Servicing Agreement") among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as a servicer and a custodian ("Wells Fargo") and as master servicer (the "Master Servicer") and as securities administrator (the "Securities Administrator"), Saxon Mortgage Services, Inc., as a servicer ("Saxon"), Countrywide Home Loans Servicing LP, as a servicer (together with Saxon and Wells Fargo in its capacity as a servicer, the "Servicers"), LaSalle Bank National Association, as a custodian (together with Wells Fargo in its capacity as a custodian) and Deutsche Bank National Trust Company, as trustee (the "Trustee"). In addition to the Offered Certificates, the Depositor will authorize for issuance the Mortgage Pass-Through Certificates, Series 2007-HE7, Class X, Class P, Class R and Class RX pursuant to the Pooling and Servicing Agreement (together with the Offered Certificates, the "Certificates").

            The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including information that is contained in the Prospectus (as defined below) relating to the Offered Certificates and is deemed to be part of and included in such registration statement, and has filed with, or transmitted for filing to, the Commission a prospectus supplement specifically relating to the Offered Certificates pursuant to Rule 424 under the Securities Act of 1933 (the "Securities Act"). The term "Registration Statement" means such registration statement as such registration statement, including the exhibits thereto and information that is contained in the Prospectus and is deemed to be part of and included in such registration statement, may have been amended or supplemented at the date of the Prospectus. The prospectus first required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to Rule 424(b) under the Securities Act, is hereinafter called the "Base Prospectus"; such form of supplement to the Base Prospectus relating to the Certificates, in the form first required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to Rule 424(b) under the Securities Act (including the Base Prospectus as so supplemented) is hereinafter called the "Prospectus Supplement"; and the Base Prospectus and the Prospectus Supplement, together, are hereinafter called the "Prospectus". Capitalized terms not otherwise defined in this Agreement are used herein as defined in the Pooling and Servicing Agreement.

            At or prior to the time when sales to investors of the Offered Certificates were first made (the "Time of Sale"), the Company had prepared the following information (collectively, the "Time of Sale Information"): the Morgan Stanley ABS Capital I Inc. Trust 2007-HE7 Free Writing Prospectus, dated September 25, 2007, the Company's Prospectus, dated February 22, 2007, and any other "free writing prospectus" (as defined pursuant to Rule 405 under the Securities Act (as defined herein)) (a "Free Writing Prospectus") listed on Schedule B hereto. If, subsequent to the date of this Agreement, the Company and the Underwriter determine that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Offered Certificates, then "Time of Sale Information" will refer to the information available to purchasers at the time of entry into the first such new purchase contract, including any information that corrects such material misstatements or omissions ("Corrective Information") and "Time of Sale" will refer to the time and date on which such new purchase contracts were entered into.

                                       I.

            A. The Company represents and warrants to, and agrees with, the Underwriter that:

            (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission, and the Prospectus Supplement and each Free Writing Prospectus required to be filed by the Company pursuant to Section III.B.(e) shall have been filed or transmitted for filing by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Securities Act or Rule 433 under the Securities Act, as applicable.

            (b) (i) Each part of the Registration Statement, when such part became or was deemed to become effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply, as of its effective date or deemed effective date pursuant to Rule 430B under the Securities Act, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph I.A.(b) do not apply to the information set forth in the fourth full paragraph under the heading "Plan of Distribution" in the Prospectus Supplement or any other information contained in the Registration Statement, the Prospectus, the Time of Sale Information or any revision or amendment thereof or supplement thereto based upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for use in connection with the preparation of the Registration Statement, the Prospectus, the Time of Sale Information or any revision or amendment thereof or supplement thereto (such information or statements described in the exception above being collectively referred to as "Underwriter Statements").

            (c) The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Statements.

            (d) Other than the Prospectus, the Company (including its agents and representatives other than the Underwriter) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Certificates other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Time of Sale Information, and
(iii) each other written communication of the Company or its agents and representatives approved in writing in advance by the Underwriter or in any other manner mutually agreed by the Underwriter and the Company (each such communication referred to in clause (ii) and this clause (iii) constituting an "Issuer Free Writing Prospectus", as defined in Rule 433(h) under the Securities Act, being referred to as an "Issuer Free Writing Prospectus"). Each such issuer free writing prospectus complied or, if used after the date hereof, will comply in all material respects with the Securities Act, has been filed or will be filed in accordance with Section III (to the extent required thereby) and did not at the Time of Sale, and at the Closing Date will not, contain any untrue statements of a material fact or (when read in conjunction with the other Time of Sale Information) omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with any Underwriter Statements.

            (e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and the Time of Sale Information and to enter into and perform its obligations under this Agreement and the Pooling and Servicing Agreement.

            (f) This Agreement has been duly authorized, executed and delivered by the Company.

            (g) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

            (h) The direction by the Company to the Trustee to execute, authenticate and deliver the Offered Certificates has been duly authorized by the Company, and the Offered Certificates, when executed and authenticated in the manner contemplated in the Pooling and Servicing Agreement, and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

            (i) Neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement or the Pooling and Servicing Agreement, will contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company that is material to the Company or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement and the Pooling and Servicing Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Certificates.

            (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus or the Time of Sale Information.

            (k) There are no legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company are subject that are required to be described in the Registration Statement, the Prospectus or the Time of Sale Information or necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading and that are not so described, nor are there any statutes, regulations, contracts or other documents required to be described in the Registration Statement, the Prospectus or the Time of Sale Information or to be filed as exhibits to the Registration Statement that are not described or filed as required.

            (l) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as a part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied as to form, when so filed, in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

            (m) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

            (n) The Company is not, and on the date on which the first bona fide offer of the Offered Certificates is made (within the meaning of Rule 164(h)(2) under the Securities Act) will not be, an "ineligible issuer", as defined in Rule 405 under the Securities Act.

                                      II.

            The Company hereby agrees to sell the Offered Certificates to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase the Offered Certificates from the Company, for a purchase price which is 99.70% of the sum of the original Class Certificate Balances of the Offered Certificates as set forth on Schedule A hereto.

                                      III.

            A. The Underwriter proposes to make a public offering of the Offered Certificates as soon as this Agreement is entered into. The terms of the public offering of the Offered Certificates are set forth in the Prospectus and the Time of Sale Information.

            B. In connection with the offering of the Certificates, the Underwriter may prepare and provide to prospective investors Free Writing Prospectuses (as defined below), or portions thereof, which the Company is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Company such Free Writing Prospectuses, or portions thereof, in either Microsoft Word(R) or Microsoft Excel(R) format and not in a PDF format, except to the extent that the Company, in its sole discretion, waives such requirements, subject to the following conditions (to which such conditions the Underwriter agrees (provided that the Underwriter shall not be responsible for any breach of the following conditions by any other underwriter)):

            (a) Unless preceded or accompanied by the Prospectus, the Underwriter shall not convey or deliver any written communication to any person in connection with the initial offering of the Offered Certificates, unless such written communication (1) is made in reliance on Rule 134 under the Securities Act, (2) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act or (3) constitutes Time of Sale Information or a Free Writing Prospectus that does not constitute Time of Sale Information. Without the Company's prior written consent, the Underwriter shall not convey or deliver in connection with the initial offering of the Offered Certificates any "ABS informational and computational material," as defined in Item 1101(a) of Regulation AB under the Securities Act ("ABS Informational and Computational Material"), in reliance upon Rules 167 and 426 under the Securities Act.

            (b) The Underwriter shall deliver to the Company, no later than two business days prior to the date of first use thereof or such later date as may be agreed to by the Company, (a) any Free Writing Prospectus that was prepared by or on behalf of the Underwriter (an "Underwriter Free Writing Prospectus") and contains any "issuer information", as defined in Rule 433(h) under the Securities Act and footnote 271 of the Commission's Securities Offering Reform Release No. 33-8591 ("Issuer Information"), and (b) any Free Writing Prospectus or portion thereof that contains only a description of the final terms of the Offered Certificates. Notwithstanding the foregoing, any Free Writing Prospectus that contains only ABS Informational and Computational Materials may be delivered by the Underwriter to the Company not later than the later of (A) two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Securities Act or (B) the date of first use of such Free Writing Prospectus.

            (c) The Underwriter represents and warrants to the Company that the Free Writing Prospectuses to be furnished to the Company by the Underwriter pursuant to Section III.B.(b) will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective purchasers of Offered Certificates by the Underwriter in connection with its offer and sale of the Offered Certificates.

            (d) The Underwriter represents and warrants to the Company that each Free Writing Prospectus required to be provided by it to the Company pursuant to
Section III.B.(b), when read in conjunction with the Time of Sale Information, did not, as of the Time of Sale, and will not as of the Closing Date, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided however, that the Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information, which information was not corrected by Corrective Information subsequently supplied by the Company to the Underwriter within a reasonable period of time prior to the Time of Sale.

            (e) The Company agrees to file with the Commission the following:
(A) any Issuer Free Writing Prospectus; (B) any Free Writing Prospectus or portion thereof delivered by the Underwriter to the Company pursuant to Section III.B.(b); and (C) any Free Writing Prospectus for which the Company or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications. Notwithstanding the foregoing, the Company shall not be required to file (1) Issuer Information contained in any Underwriter Free Writing Prospectus or Free Writing Prospectus of any other offering participant other than the Company, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Offered Certificates, or (2) any Free Writing Prospectus or portion thereof that contains a description of the Offered Certificates or the offering of the Offered Certificates which does not reflect the final terms thereof.

            (f) Any Free Writing Prospectus required to be filed pursuant to
Section III.B.(e) by the Company shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that: (A) any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Offered Certificates shall be filed by the Company with the Commission within two days of the later of the date such final terms have been established for all classes of Offered Certificates and the date of first use; (B) any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material shall be filed by the Company with the Commission not later than the later of the due date for filing the final Prospectus relating to the Offered Certificates pursuant to Rule 424(b) under the Securities Act or two business days after the first use of such Free Writing Prospectus; and (C) any Free Writing Prospectus required to be filed pursuant to Section III.B.(e)(C) shall, if no payment has been made or consideration has been given by or on behalf of the Company for the Free Writing Prospectus or its dissemination, be filed by the Company with the Commission not later than four business days after the Company becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

            (g) The Underwriter shall file with the Commission any Free Writing Prospectus that is used or referred to by it and distributed by or on behalf of the Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus. Notwithstanding the foregoing, the Underwriter shall file with the Commission any Free Writing Prospectus for which the Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Company or any other offering participant, not later than four business days after the Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

            (h) Notwithstanding the provisions of Sections III.B.(e) and III.B.(g), neither the Company nor the Underwriter shall be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission, and the Underwriter shall not be required to file any Free Writing Prospectus to the extent that the information contained therein is included in a prospectus or Free Writing Prospectus previously filed that relates to the offering of the Offered Certificates.

            (i) The Company and the Underwriter each agrees that any Free Writing Prospectuses prepared by it shall contain the following legend, or substantially equivalent legend that complies with Rule 433 of the Securities
Act:

      The depositor has filed a registration statement (including a prospectus) with the SEC (SEC file no. 333-130694) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

            (j) In the event that the Company becomes aware that, as of the Time of Sale, any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading (a "Defective Issuer Free Writing Prospectus"), the Company shall notify the Underwriter thereof within one business day after discovery and the Company shall, if requested by the Underwriter, prepare and deliver to the Underwriter a Free Writing Prospectus that corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a "Corrected Issuer Free Writing Prospectus").

            (k) In the event that the Underwriter becomes aware that, as of the Time of Sale, any Underwriter Free Writing Prospectus delivered to an investor in any Certificates contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading, when considered in conjunction with the Time of Sale Information (together with a Defective Issuer Free Writing Prospectus, a "Defective Free Writing Prospectus"), the Underwriter shall notify the Company thereof within one business day after discovery.

            (l) The Underwriter shall, if requested by the Company:

                        (i) if the Defective Free Writing Prospectus was an
            Underwriter Free Writing Prospectus, prepare a Free Writing Prospectus which corrects the material misstatement in or omission from the Defective Free Writing Prospectus (together with a Corrected Issuer Free Writing Prospectus, a "Corrected Free Writing Prospectus");

                        (ii) deliver the Corrected Free Writing Prospectus to
            each investor which received the Defective Free Writing Prospectus prior to entering into a contract of sale with such investor;

                        (iii) notify such investor in a prominent fashion that
            the prior contract of sale with the investor has been terminated, and of the investor's rights as a result of termination of such agreement;

                        (iv) provide such investor with an opportunity to
            affirmatively agree to purchase the Certificates on the terms described in the Corrected Free Writing Prospectus; and

                        (v) comply with any other requirements for reformation
            of the original contract of sale with such investor, as described in
            Section IV.A.2.c of the Commission's Securities Offering Reform Release No. 33-8591.

            (m) In the event that the Defective Free Writing Prospectus was an Issuer Free Writing Prospectus, and the Underwriter shall in good faith incur any costs to an investor in connection with the reformation of the contract of sale with the investor, the Company agrees to reimburse the Underwriter for such costs; provided that, before incurring such costs, the Underwriter first permits the Company access to the applicable investor and an opportunity to attempt to mitigate such costs through direct negotiation with such investor.

            (n) The Underwriter covenants with the Company that after the final Prospectus is available the Underwriter shall not distribute any written information concerning the Offered Certificates that contains Issuer Information to a prospective purchaser of Offered Certificates unless such information is preceded or accompanied by the final Prospectus.

            C. The Underwriter represents and warrants to, and agrees with, the Company, that:

            (a) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the Underwriter has not made and will not make an offer of Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of Certificates to the public in that Relevant Member State at any time:

                  (A) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

                  (B) to any legal entity which has two or more of (1) an
            average of at least 250 employees during the last financial year;
            (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

                  (C) in any other circumstances which do not require the
            publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

            For the purposes of this provision, the expression an "offer of Certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means the European Commission Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

            (b) The Underwriter is (i) a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the Offered Certificates other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Offered Certificates would otherwise constitute a contravention of Section 19 of the United Kingdom Financial Services and Markets Act 2000 ("FSMA").

            (c) The Underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA received by it in connection with the issue or sale of the Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer.

            (d) The Underwriter has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom.

                                       IV.

            Payment for the Offered Certificates shall be made to the order of the Company in immediately available funds at the office of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, at 10:00 A.M., local time, on September 28, 2007, or at such other time or place on the same or such other date, not later than five business days after the date of this Agreement, or as may be agreed to by the Company and Morgan Stanley & Co. Incorporated. Payment for the Offered Certificates shall be made upon delivery to the Underwriter of the Offered Certificates registered in such names and in such denominations as the Underwriter shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery with respect to the Offered Certificates are herein referred to as the "Closing Date."

                                       V.

            The obligations of the Underwriter hereunder are subject to the following conditions:

            A. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                        (i) there shall not have occurred any downgrading, nor
            shall any notice have been given of any intended or potential downgrading, or any review for a possible change, that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                        (ii) there shall not have occurred any change, or any
            development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, that in the judgment of the Underwriter, is material and adverse and that makes it, in the judgment of the Underwriter, impracticable to market the Offered Certificates on the terms and in the manner contemplated in the Prospectus; and

                        (iii) the Underwriter shall have received on the Closing
            Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause
            (i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

            B. The Underwriter shall have received on the Closing Date one or more opinions of counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A.

            C. The Underwriter shall have received on the Closing Date an opinion of counsel to the Underwriter in form and substance acceptable to the Underwriter.

            D. The Underwriter shall have received on the Closing Date an opinion of counsel to each Servicer in form and substance acceptable to the Underwriter.

            E. The Underwriter shall have received on the Closing Date an opinion of counsel to the Trustee in form and substance acceptable to the Underwriter.

            F. The Underwriter shall have received on the Closing Date an opinion of counsel to each Custodian in form and substance acceptable to the Underwriter.

            G. The Underwriter shall have received on the Closing Date an opinion of counsel to the Master Servicer and Securities Administrator in form and substance acceptable to the Underwriter.

            H. The Underwriter shall have received on the Closing Date an opinion of counsel to the Company with respect to certain matters relating to the transfer of the Mortgage Loans to the Depositor and from the Depositor to the Trustee, and such counsel shall have consented to reliance on such opinion by the Rating Agencies as though such opinion had been addressed to them.

            I. The Offered Certificates will be rated not lower than the ratings set forth in the Prospectus Supplement under the heading "Ratings".

            J. The Underwriter shall have received on the Closing Date a letter of Ernst & Young LLP, dated the date of this Agreement in form and substance satisfactory to the Underwriter, regarding certain specified procedures performed thereby with respect to information set forth in the Prospectus.

                                      VI.

      In further consideration of the agreements of the Underwriter contained in this Agreement, the Company covenants as follows:

            A. To furnish the Underwriter, without charge, a signed copy of the Registration Statement and any amendments thereto, including exhibits, and each Issuer Free Writing Prospectus and, during the period mentioned in paragraph (C) below, as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplements and amendments thereto as the Underwriter may reasonably request.

            B. Subject to the other provisions of this Section VI, the Company will cause the Issuer Free Writing Prospectus to be transmitted for filing pursuant to Rule 433 under the Securities Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

            C. If, during such period after the first date of the public offering of the Offered Certificates, as in the opinion of counsel for the Underwriter, the Prospectus is required by law to be delivered in connection with sales by the Underwriter, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to an investor in the Offered Certificates, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriter, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

            D. To endeavor to qualify the Offered Certificates for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Certificates for investment under the laws of such jurisdictions as the Underwriter may designate.

            E. If required, subject to Section III, to file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act. The Company will advise the Underwriter promptly of any such filing pursuant to Rule 433.

                                      VII.

            The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (if used within the period set forth in paragraph C. of Article VI and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(B) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or any Issuer Information contained in any Underwriter Free Writing Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which was not corrected by Corrective Information subsequently supplied by the Company to the Underwriter within a reasonable period of time prior to the Time of Sale, or (C) any breach of the representation and warranty in Section I.A.(n), in each case except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission as to which the Underwriter has agreed to indemnify the Company pursuant to the immediately succeeding paragraph.

            The Underwriter agrees to indemnify and hold harmless the Company and its directors and officers who sign the Registration Statement and any person controlling the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to (i) any untrue statements or alleged untrue statements of a material fact, or omissions or alleged omissions to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the Underwriter Statements furnished to the Company by the Underwriter and (ii) any untrue statements or alleged untrue statements of a material fact furnished by the Underwriter for use in any Underwriter Free Writing Prospectus, or omissions or alleged omissions to state a material fact necessary to make the statements therein (when read in conjunction with the Time of Sale Information), in the light of the circumstances under which they were made, not misleading; provided, that the Underwriter shall not be obligated to so indemnify and hold harmless (A) to the extent such loss, liability, claim, damage or expense is caused by a misstatement or omission resulting from an error or omission in the Issuer Information which was not corrected by Corrective Information subsequently supplied by the Company to the Underwriter within a reasonable period of time prior to the Time of Sale or (B) with respect to information that is also contained in the Time of Sale Information.

            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriter in the case of parties indemnified pursuant to the first paragraph of this Section VII and by the Company in the case of parties indemnified pursuant to the second paragraph of this Section
VII. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            To the extent the indemnification provided for in this Section VII is unavailable to an indemnified party under the first or second paragraph of this Section VII or is insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriter on the other, from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand, and of the Underwriter on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Underwriter on the other, in connection with the offering of the Offered Certificates shall be deemed to be in the same proportions that the total net proceeds from the offering of the Offered Certificates (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter in respect thereof respectively, bear to the aggregate public offering price of the Offered Certificates. The relative fault of the Company on the one hand, and of the Underwriter on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section VII were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter in connection with the Offered Certificates underwritten and distributed to the public by the Underwriter exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            The indemnity and contribution agreements contained in this Section VII and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and
(iii) acceptance of any payment for any of the Offered Certificates.

                                     VIII.

            This Agreement shall be subject to termination in the Underwriter's absolute discretion, by notice given to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Underwriter, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in the judgment of the Underwriter, impracticable to market the Offered Certificates on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.

                                      IX.

            If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriter in connection with the Offered Certificates.

            All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Company or Morgan Stanley & Co. Incorporated, will be mailed, hand delivered, couriered or sent by facsimile transmission to it at 1585 Broadway, New York, NY 10036, Attention: Securitized Products Group, with a copy to 1585 Broadway, 38th Floor, New York, New York 10036, Attention:
James Y. Lee.

            This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York.



                                       Very truly yours,


                                       MORGAN STANLEY ABS CAPITAL I INC.


                                       By: /s/ Steven Shapiro
                                           -------------------------------------
                                           Name: Steven Shapiro
                                           Title: Vice President

Accepted and agreed to by:


MORGAN STANLEY & CO. INCORPORATED


By: /s/ Steven Shapiro
    --------------------------------
    Name: Steven Shapiro
    Title: Vice President

                                   SCHEDULE A

                            The Offered Certificates


                               Original Class             Pass-Through
        Class               Certificate Balance              Rate
----------------------    ------------------------     -------------------
Class A-1                      $670,205,000                Variable
Class A-2a                     $181,345,000                Variable
Class A-2b                     $52,485,000                 Variable
Class A-2c                     $45,710,000                 Variable
Class M-1                      $24,192,000                 Variable
Class M-2                      $135,790,000                Variable
Class M-3                      $24,192,000                 Variable
Class M-4                      $99,111,000                 Variable
Class M-5                      $36,679,000                 Variable
Class B-1                      $31,996,000                 Variable
Class B-2                      $36,679,000                 Variable
Class B-3                      $38,240,000                 Variable

                                   SCHEDULE B

                           Free Writing Prospectuses

                      Term Sheet, dated September 24, 2007

              Schedule of information regarding the Mortgage Loans

                                    EXHIBIT A



                 OPINIONS OF CADWALADER, WICKERSHAM & TAFT LLP,
                             COUNSEL FOR THE COMPANY


                     (Previously filed with the commission)